EXHIBIT 2
                                                                       ---------

                             JOINT FILING AGREEMENT

          THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 13th day of March, 2002, by and between Iridian Asset Management LLC, LC Capital Management, LLC, CL Investors, Inc., COLE Partners LLC, Iridian Private Business Value Equity Fund, L.P., David L. Cohen, Harold J. Levy, and Franklin Mutual Advisers, LLC.

          The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on Schedule 13D and
Schedule 13G (the "Filings") required to be filed by them pursuant to Section 13(d) or 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of any securities of ICN Pharmaceuticals, Inc. that are required to be reported on any Filings. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



                                IRIDIAN ASSET MANAGEMENT LLC


                                /s/ David L. Cohen
                                ------------------
                                By: David L. Cohen
                                Title: Principal

                                LC CAPITAL MANAGEMENT, LLC


                                /s/ David L. Cohen
                                ------------------
                                By: David L. Cohen
                                Title: Principal

                                CL INVESTORS, INC.


                                /s/ Jeffrey M. Elliott
                                ----------------------
                                By: Jeffrey M. Elliott
                                Title: President

                                COLE PARTNERS LLC


                                /s/ David L. Cohen
                                ------------------
                                By: David L. Cohen
                                Title: Principal

                                IRIDIAN PRIVATE BUSINESS VALUE EQUITY FUND, L.P.
                                     By: COLE Partners LLC, General Partner

                                          /s/ David L. Cohen
                                          ------------------
                                          By: David L. Cohen
                                          Title: Principal


                                /s/ David L. Cohen
                                ------------------
                                David L. Cohen,
                                individually


                                /s/ Harold J. Levy
                                ------------------
                                Harold J. Levy,
                                individually

                                FRANKLIN MUTUAL ADVISERS, LLC


                                /s/ David Winters
                                -----------------
                                By: David Winters
                                Title: President